                                AMENDMENT AND WAIVER


     Reference is made hereby to that certain (i) Loan and Investment Agreement (the "Loan Agreement"), dated November 7, 1997, by and among Hospitality Partners, LLC ("Lender"), Hospitality Marketing Consultants, LLC ("Borrower") and Mokhtar Ramadan, Fadi Ramadan, Marwan Ramadan and Sandra Case, including all attachments, exhibits and addenda thereto; and (ii) Convertible Subordinated Promissory Note (the "Note"), dated November 7, 1997, in a principal amount of Three Million Dollars ($3,000,000) entered into by Borrower for the benefit of Lender, including the Registration Rights attached thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     In consideration of good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree to amend the Loan Agreement and Note, as set forth below, to be effective upon the execution and delivery of a firm commitment underwriting agreement (the "Underwriting Agreement") between Hospitality Marketing Concepts, Inc., a Delaware corporation (the "Company") and BancAmerica Robertson Stephens.

     1.1 Lender agrees to convert the principal balance of the Note in accordance with Section 2.3(b) of the Loan Agreement on the date on which the Underwriting Agreement with respect to the IPO is executed and delivered, conditioned upon the subsequent consummation of the IPO.

     1.2 The defined term "IPO" shall mean an initial public offering of equity securities by the Company prior to September 30, 1998.

     1.3 Lender confirms and agrees that the following sections of the Loan Agreement terminate and are of no further force or effect upon consummation of the IPO: SECTIONS 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, and 5.8, ARTICLE 6, and
ARTICLE 7.

     1.4 Notwithstanding any provisions of the Loan Agreement or the Note to the contrary, Lender hereby waives any and all rights (and any related notice requirements) to require the registration of securities it may have under any agreement or understanding, including the Loan Agreement, to be offered in the IPO; provided that such waiver shall apply only to the IPO. In addition, Lender agrees not to exercise any right to require Borrower or any Reorganized Borrower to register Conversion Shares pursuant to Lender's Registration Rights for a period of 180 days from the effective date of the IPO.

     1.5 This Amendment and Waiver is a limited waiver and shall not constitute or be deemed a waiver of any other provision of the Loan Agreement, Note or related documents or of the rights of any party thereto. Any amendment, modification or termination of this Amendment and Waiver or any waiver of the provisions hereof shall be effective only if in writing and approved by all of the parties hereto.

     1.6 This Amendment and Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment and Waiver by facsimile shall be effective as delivery of a manually executed signature page.

     This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver as of July 1, 1998.


HOSPITALITY PARTNERS, LLC



By: /s/ Amre Youness
   -----------------
     Amre Youness
     Manager


HOSPITALITY MARKETING CONSULTANTS, LLC


By: /s/ Philip G. Hirsch
   ---------------------
     Philip G. Hirsch
     Senior Vice President of Finance and CFO


                                      2